UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report

(Date of earliest event reported):

July 15, 2013

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia, WA		98501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

Effective July 15, 2013, Heritage Financial Corporation (“Heritage”), the parent company of Heritage Bank, completed its previously announced acquisition of Valley Community Bancshares, Inc. (“Valley”), the parent company of Valley Bank, located in Puyallup, Washington. Pursuant to the Agreement and Plan of Merger dated March 11, 2013 (“the Merger Agreement”) by and among Heritage and Valley, Valley was merged with and into Heritage, with Heritage surviving the merger (the “Merger”), and Valley Bank was merged with and into Heritage Bank, with Heritage Bank surviving the merger. As a result of the Merger, each outstanding share of Valley common stock was converted into the right to receive 1.3611 shares of Heritage common stock and $19.50 in cash. Reference is made to the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by Heritage with the Securities and Exchange Commission on March 12, 2013, which is incorporated herein by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the completion of the Merger referenced in Item 2.01 above, effective October 1, 2013, David H. Brown, President and Chief Executive Officer of Valley, will become a member of the Board of Directors of Heritage and its wholly owned bank subsidiary, Heritage Bank. The committees of the Heritage and Heritage Bank Boards of Directors to which Mr. Brown will be appointed have not yet been determined.

ITEM 8.01 – Other Events.

On July 15, 2013, Heritage issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the completion of its acquisition of Valley.

ITEM 9.01 – Financial Statements and Exhibits.

(d) –Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1	Heritage Financial Corporation Press Release dated July 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date: July 15, 2013	By:	/s/ Brian L. Vance
Brian L. Vance
President and Chief Executive Officer